EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

HORIZON OFFSHORE CONTRACTORS, LTD.
(CAYMAN EXEMPTED LIMITED LIABILITY COMPANY)
HORIZON GROUP L.D.C.
(CAYMAN EXEMPTED LIMITED DURATION COMPANY)
HORIZON VESSELS, INC.
(DELAWARE CORPORATION)
HORIZON OFFSHORE CONTRACTORS, INC.
(DELAWARE CORPORATION)
HORIZON SUBSEA SERVICES, INC.
(DELAWARE CORPORATION)
HORIZON OFFSHORE NIGERIA LTD.
(NIGERIAN CORPORATION)
HORIZON VESSELS INTERNATIONAL LTD.
(CAYMAN EXEMPTED LIMITED LIABILITY COMPANY)
PT HORIZON OFFSHORE INDONESIA
(INDONESIAN LIMITED LIABILITY COMPANY)
TIBURON INGENIERIA Y CONSTRUCCION S. DE R.L. DE C.V.
(MEXICAN LIMITED LIABILITY COMPANY)
HORIZEN, L.L.C.
(DELAWARE LIMITED LIABILITY COMPANY)
HORIZON OFFSHORE INTERNATIONAL LTD.
(CAYMAN EXEMPTED LIMITED LIABILITY COMPANY)
HORIZON MARINE CONSTRUCTION LTD.
(CAYMAN EXEMPTED LIMITED LIABILITY COMPANY)
AFFILIATED MARINE CONTRACTORS, INC.
(DELAWARE CORPORATION)
TEXAS OFFSHORE CONTRACTORS CORPORATION
(DELAWARE CORPORATION)
PROGRESSIVE PIPELINE CONTRACTORS, INC.
(DELAWARE CORPORATION)
HORIZON OFFSHORE PTE. LTD.
(SINGAPORE CORPORATION)
HORIZON OFFSHORE CONTRACTORS (MAURITIUS) LTD.
(MAURITIUS OFFSHORE COMPANY)
HORIZON MARINE CONSTRUCTION (MAURITIUS) LTD.
(MAURITIUS OFFSHORE COMPANY)
BAYOU MARINE CONTRACTORS, INC.
(DELAWARE BUSINESS CORPORATION)
ECH OFFSHORE, S. DE R.L. DE C.V.
(MEXICAN LIMITED LIABILITY COMPANY)
FLEET PIPELINE SERVICES, INC.
(DELAWARE BUSINESS CORPORATION)
GULF OFFSHORE CONSTRUCTION, INC.
(DELAWARE BUSINESS CORPORATION)
HOC OFFSHORE, S.DE R.L. DE C.V
(MEXICAN LIMITED LIABILITY COMPANY)

HORIZON OFFSHORE SERVICES, LTD.
(CAYMAN EXEMPTED LIMITED LIABILITY COMPANY)
MARINE LEASING (LABUAN) PTE. LTD.
(COMPANY LIMITED BY SHARES)
HORIZON MARINE CONTRACTORS (MALAYSIA) SDN. BHD.
(PRIVATE COMPANY LIMITED BY SHARES)
HORIZON-C-BAY-COSTA-AFUERA, S.DE R.L. DE C.V.
(MEXICAN LIMITED LIABILITY COMPANY)
MOJARRA COSTA AFUERA, S.DE R.L. DE C.V.
(MEXICAN LIMITED LIABILITY COMPANY)